EXHIBIT 10.15

RELM Wireless Corporation

2007 Incentive Compensation plan
STOCK OPTION AGREEMENT

All capitalized terms used in this Stock Option Agreement, but not otherwise defined herein, shall have the meanings ascribed to them in the 2007 Incentive Compensation Plan.

I. NOTICE OF STOCK OPTION GRANT
Optionholder Name:
Address:

The Optionholder (as designated above) has been granted an Option to purchase Shares of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:
Type of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:
Type of Option
Expiration Date:
Vesting Schedule: This Option shall be vested according to the following vesting schedule:
Termination Period: The term of this Option shall end as provided in Section 3 of the Stock Option Agreement.

II. STOCK OPTION AGREEMENT

1. Grant of Option. The Company hereby grants to the Optionholder named in the Notice of Stock Option Grant (the “Optionholder”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 10(e) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Stock Option Agreement (the “Option Agreement”), the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise.  This Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Option Agreement.

(b) Method of Exercise.  This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.

The Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with this Option Agreement) from the Optionholder (or other person entitled to exercise the Option), (ii) full payment for the Shares with respect to which the Option is exercised, (iii) payment of any required tax withholding; and (iv) any other documents required by this Option Agreement or the Exercise Notice.  Full payment may consist of any consideration and method of payment permitted by this Option Agreement.  Shares issued upon exercise of an Option shall be issued in the name of the Optionholder or, if requested by the Optionholder and permitted under applicable law, in the name of the Optionholder and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10(c) of the Plan.

Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise complies with applicable laws and the requirements of any governmental or regulatory agency or stock exchange.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionholder on the date on which the Option is exercised with respect to such Shares.

(a) Vesting Acceleration.  Upon termination of Optionholder’s Continuous Service by reason of death or Disability, this Option as of the date of the termination of Continuous Service shall vest to the extent not fully vested and immediately become exercisable.

3. Term.  Optionholder may not exercise the Option before the commencement of its term or after its term expires.  During the term of the Option, Optionholder may only exercise the Option to the extent vested.  The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a) With respect to the unvested portion of the Option, upon termination of Optionholder’s Continuous Service;

(b) With respect to the vested portion of the Option, three (3) months after the termination of Optionholder’s Continuous Service for any reason other than Optionholder’s death or Disability;

(c) With respect to the vested portion of the Option, twelve (12) months after the termination of Optionholder’s Continuous Service by reason of Optionholder’s death or Disability;

(d) Upon the occurrence of a “Change in Control”, subject to Sections 9(a)(i) and 9(a)(iv) of the Plan; or

(e) The day before the tenth (10th) anniversary of the Date of Grant.

4. Method of Payment.  Payment of the aggregate Exercise Price shall be, to the extent permitted by applicable law, any combination of:

(a) cash or check;

(b) subject to the Company’s approval at the time of exercise, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c) surrender to the Company of other Shares which, (i) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionholder for such period of time on the date of surrender such that will avoid an expense for financial accounting purposes, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of Shares being acquired pursuant to exercise of  this Option.  Shares from the portion of this Option to be exercised may be used to pay the exercise price to the extent that such use will not increase the compensation expense related to this Option for financial accounting purposes.

5. Non-Transferability of Option. This Option is transferable by will or by the laws of descent and distribution.  This Option also may be transferable to Optionholder’s “family member” upon written consent of the Company if the transfer is not for value and at the time of transfer, a Form S-8 registration statement under the Securities Act of 1933, as amended (the “Securities Act”) is available for the exercise of the Option and the subsequent resale of the underlying Shares after such transfer.  In addition, Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.  For purposes hereof, the term “family member” shall have the meaning assigned to it in the general instructions of a Form S-8 registration statement (or any successor form adopted under the Securities Act).

6. Tax Obligations.

(a) Tax Consequences.  Optionholder has reviewed with Optionholder’s own tax advisors the federal, state, local and foreign tax consequences of this Option.  Optionholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Optionholder understands that Optionholder (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Option Agreement and the Plan.

(b) Withholding Taxes.  Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Shares under this Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means:  (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to Optionholder as a result of the exercise or acquisition of stock under this Option; provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered Shares.  Optionholder agrees to make appropriate arrangements with the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise.  Optionholder acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.   The preceding to the contrary notwithstanding, the Company, in its sole discretion, and in compliance with any applicable laws and/or the requirements or any governmental or regulatory agency or stock exchange, may withhold from the Shares otherwise deliverable to Optionholder upon the exercise of this Option a number of whole Shares having a Fair Market Value, as determined by the Company as of the date the Optionholder recognizes income with respect to those Shares, not in excess of the amount of minimum tax required to be withheld by law (or such other amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to Optionholder arising in connection with such Shares withholding procedure shall be the Optionholder’s sole responsibility.

7. Entire Agreement; Governing Law.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof, and may not be modified adversely to the Optionholder’s interest except by means of a writing signed by the Company and Optionholder.  This Option Agreement shall be construed and enforced under the laws of the State of Florida, without regard to choice of law provisions thereof.

8. No Guarantee of Continued Service.  Optionholder acknowledges and agrees that nothing in this Option Agreement or the Plan confer upon Optionholder any right to continue to serve the Company as a Non-Employee Director or to serve the Company or any Related Entity in any other capacity.

[Signature Page Follows]

Optionholder acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionholder has reviewed the Plan and this Option in their entirety. Optionholder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option.  Optionholder further agrees to notify the Company upon any change in the residence address indicated below.

Optionholder	RELM Wireless Corporation

Signature	By

Print Name	Title

Residence Address

[Signature Page of Option Agreement]

EXHIBIT A

RELM Wireless Corporation
2007 INCENTIVE COMPENSATION PLAN

EXERCISE NOTICE

RELM Wireless Corporation
7100 Technology Drive
West Melbourne, Florida 32904

Attention:  Chief Financial Officer

1. Exercise of Option.  Effective as of today, _____________, _____, the undersigned (“Optionholder”) hereby elects to exercise Optionholder’s option to purchase _________ shares of the Common Stock (the “Shares”) of RELM Wireless Corporation (the “Company”) under and pursuant to the 2007 Incentive Compensation Plan (the “Plan”) and the Stock Option Agreement dated ____________, ____ (the “Option Agreement”).

2. Delivery of Payment and Required Documents.  Optionholder herewith delivers to the Company the full purchase price of the Shares, as set forth in the Notice of Stock Option Grant in Part I of the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.  In addition, Optionholder herewith delivers any other documents required by the Company.

3. Representations of Optionholder.  Optionholder acknowledges that Optionholder has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionholder as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 10(c) of the Plan.

5. Tax Consultation.  Optionholder understands that Optionholder may suffer adverse tax consequences as a result of Optionholder’s purchase or disposition of the Shares.  Optionholder represents that Optionholder has consulted with any tax consultants Optionholder deems advisable in connection with the purchase or disposition of the Shares and that Optionholder is not relying on the Company for any tax advice.

6. Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in the Option Agreement, this Exercise Notice shall be binding upon Optionholder and his or her heirs, executors, administrators, successors and assigns.

7. Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionholder or by the Company forthwith to the Committee which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Committee shall be final and binding on all parties.

8. Governing Law.  This Exercise Notice shall be construed and enforced under the laws of the State of Florida, without regard to choice of law provisions thereof.

9. Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionholder with respect to the subject matter hereof, and may not be modified adversely to the Optionholder’s interest except by means of a writing signed by the Company and Optionholder.

Optionholder	RELM Wireless Corporation

Signature	By

Print Name	Title

Residence Address